UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

December 19, 2013

NCR CORPORATION

(Exact name of registrant as specified in its charter)

Commission File Number 001-00395

Maryland	31-0387920
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

3097 Satellite Boulevard

Duluth, Georgia 30096

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (937) 445-5000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry in to a Material Definitive Agreement

Indenture

On December 19, 2013, NCR Corporation, a Maryland corporation (the “Company”) and NCR Escrow Corp., a newly-formed Delaware corporation and wholly-owned subsidiary of the Company (“NCR Escrow Corp”), closed the previously announced offering by NCR Escrow Corp of $400 million aggregate principal amount of 5.875% senior notes due 2021 (the “2021 Notes”) and $700 million aggregate principal amount of 6.375% senior notes due 2023 (the “2023 Notes,” and, together with the 2021 Notes, the “Notes”) to qualified institutional buyers pursuant to Rule 144A, and outside of the United States pursuant to Regulation S, under the Securities Act of 1933, as amended (the “Securities Act”). Each series of Notes was issued pursuant to an indenture (each an “Indenture” and collectively, the “Indentures”), dated as of December 19, 2013, between NCR Escrow Corp and U.S. Bank National Association, as trustee.

NCR Escrow Corp has deposited the net proceeds from the offering into a segregated escrow account. The Company intends to use the net proceeds from the offering, together with cash, incremental term loans and additional borrowings under the Company’s revolving credit facility, to finance the previously announced acquisition of Digital Insight Corporation (“Digital Insight”) through a merger with Fandango Holdings Corporation, the parent of Digital Insight (the “Acquisition”). At the time of the closing of the Acquisition, (1) NCR Escrow Corp will merge with and into the Company, with the Company continuing as the surviving corporation, (2) the Company will assume all of NCR Escrow Corp’s obligations under the Notes and the Indentures (the “Assumption”) and (3) subject to the satisfaction of certain other conditions, the net proceeds from the offering will be released from the escrow account to the Company. If the Acquisition is not consummated, NCR Escrow Corp will be required to redeem each series of Notes at a redemption price equal to 100% of the principal amount of such series of Notes, plus accrued and unpaid interest to, but excluding, the redemption date.

Prior to the Assumption, the Notes will not be guaranteed by the Company or any of its subsidiaries. Following the Assumption, the Notes will be senior unsecured obligations of the Company and will be guaranteed by NCR International, Inc., a Delaware corporation, and Radiant Systems, Inc., a Georgia corporation (together, the “Subsidiary Guarantors”).

Interest is payable on the Notes semi-annually in arrears at annual rates of 5.875%, with respect to the 2021 Notes, and 6.375%, with respect to the 2023 Notes, on June 15 and December 15 of each year, beginning on June 15, 2014. The 2021 Notes will mature on December 15, 2021, and the 2023 Notes will mature on December 15, 2023.

At any time and from time to time, prior to December 15, 2016, the Company may redeem up to a maximum of 35% of the original aggregate principal amount of either series of Notes with the proceeds of one or more equity offerings, at a redemption price equal to 105.875%, with respect to the 2021 Notes, and 106.375%, with respect to the 2023 Notes, of the principal amount thereof, plus accrued and unpaid interest thereon, if any, to, but not including, the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date); provided that: (i) at least 65% of the original aggregate principal amount of the Notes remains outstanding; and (ii) the redemption occurs within 90 days of the completion of such equity offering upon not less than 30 nor more than 60 days prior notice.

Prior to December 15, 2017, with respect to the 2021 Notes, or December 15, 2018, with respect to the 2023 Notes, the Company may redeem some or all of such series of Notes by paying a “make-whole” premium based on U.S. Treasury rates.

On or after December 15 of the relevant year listed below, the Company may redeem some or all of the 2021 Notes at the prices listed below, plus accrued and unpaid interest, if any, to, but not including, the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date): 2017 at a redemption price of 102.938%, 2018 at a redemption price of 101.469%, and 2019 and thereafter at a redemption price of 100.000%.

On or after December 15 of the relevant year listed below, the Company may redeem some or all of the 2023 Notes at the prices listed below, plus accrued and unpaid interest, if any, to, but not including, the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date): 2018 at a redemption price of 103.188%, 2019 at a redemption price of 102.125%, 2020 at a redemption price of 101.063%, and 2021 and thereafter at a redemption price of 100.000%.

Upon a change of control, as defined in each Indenture, the Company is required to offer to purchase all of the 2021 Notes or 2023 Notes, as the case may be, then outstanding at a purchase price equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to, but not including, the purchase date (subject to the rights of holders of record on the relevant record date to receive interest due on the relevant interest payment date).

Each Indenture contains customary events of default, including, among other things, payment default, exchange default, failure to provide certain notices thereunder and certain provisions related to bankruptcy events. Each Indenture also contains customary negative covenants.

The foregoing description of each Indenture does not purport to be a complete statement of the parties’ rights and obligations under each agreement and is qualified in its entirety by reference to each Indenture respectively. These are filed hereto as Exhibit 4.1, for the 2021 Indenture, and Exhibit 4.2, for the 2023 Indenture. Each Indenture is incorporated herein by reference.

The Notes have not been registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

Registration Rights Agreement

On December 19, 2013 (the “Closing Date”), the Company entered into a registration rights agreement relating to the 2021 Notes, among the Company, the Subsidiary Guarantors and J.P. Morgan Securities LLC as representative of the initial purchasers of the 2021 Notes (the “2021 Notes Registration Rights Agreement”). On the Closing Date, the Company also entered into a registration rights agreement relating to the 2023 Notes, among the Company, the Subsidiary Guarantors and J.P. Morgan Securities LLC as representative of the initial purchasers of the 2023 Notes (the “2023 Notes Registration Rights Agreement,” and, together with the 2021 Notes Registration Rights Agreement, each a “Registration Rights Agreement” and collectively, the “Registration Rights Agreements”). Each Registration Rights Agreement requires the Company and the Subsidiary Guarantors, at their cost, to among other things: (i) file a registration statement with respect to the 2021 Notes or 2023 Notes, as the case may be, to be used in connection with the exchange of the such Notes and related guarantees for publicly registered notes and related guarantees with substantially identical terms in all material respects (except for the transfer restrictions relating to such Notes); (ii) use their commercially reasonable efforts to cause the applicable registration statement to become effective under the Securities Act; and (iii) as soon as practicable after the applicable registration statement becomes effective, initiate an exchange offer. In addition, under certain circumstances, the Company and the Subsidiary Guarantors may be required to file shelf registration statements to cover resales of the 2021 Notes or 2023 Notes.

If (i) the Company and the Subsidiary Guarantors fail to complete an exchange offer within 300 days after the date of original issuance of a series of Notes; (ii) a shelf registration statement, if required, has not become effective within 300 days after the date of original issuance of a series of Notes; (iii) the Company receives a shelf request pursuant to either Registration Rights Agreement and the shelf registration statement required to be filed thereby has not become effective by the later of (a) 300 days after the date of original issuance of the corresponding series of Notes and (b) 90 days after delivery of such shelf request; or (iv) any required registration statement is filed and declared effective but thereafter ceases to be effective during the applicable period (subject to certain exceptions) (each such event referred to in clauses (i) through (iv) above, a “Registration Default”), then the Company will be obligated to pay additional interest to each holder of the Notes that are subject to transfer restrictions, with respect to the first 90-day period immediately following the occurrence of a Registration Default, at a rate of 0.25% per annum on the principal amount of the Notes held by such holder that are subject to transfer restrictions. The amount of additional interest will increase by an additional 0.25% per annum with respect to each subsequent 90-day period until all Registration Defaults have been cured, up to a maximum amount of additional interest for all Registration Defaults of 1.00% per annum on the principal amount of the Notes that are subject to transfer restrictions.

The 2021 Notes Registration Rights Agreement is filed hereto as Exhibit 10.1, and the 2023 Notes Registration Rights Agreement is filed hereto as Exhibit 10.2. Each Registration Rights Agreement is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits:

The following exhibits are attached with this current report on Form 8-K:

Exhibit No.	Description

4.1	Indenture relating to the 2021 Notes, dated December 19, 2013, between NCR Escrow Corp. and U.S. Bank National Association.

4.2	Indenture relating to the 2023 Notes, dated December 19, 2013, between NCR Escrow Corp. and U.S. Bank National Association.

10.1	Registration Rights Agreement relating to the 2021 Notes, dated December 19, 2013, among NCR Corporation; NCR International, Inc., and Radiant Systems, Inc., as subsidiary guarantors; and J.P. Morgan Securities LLC, as representative of the initial purchasers.

10.2	Registration Rights Agreement relating to the 2023 Notes, dated December 19, 2013, among NCR Corporation; NCR International, Inc., and Radiant Systems, Inc., as subsidiary guarantors; and J.P. Morgan Securities LLC, as representative of the initial purchasers.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NCR Corporation

By:	/s/ Robert P. Fishman
Robert P. Fishman

Senior Vice President and Chief Financial Officer

Date: December 19, 2013

Index to Exhibits

The following exhibits are attached with this current report on Form 8-K:

Exhibit No.	Description

4.1	Indenture relating to the 2021 Notes, dated December 19, 2013, between NCR Escrow Corp. and U.S. Bank National Association.

4.2	Indenture relating to the 2023 Notes, dated December 19, 2013, between NCR Escrow Corp. and U.S. Bank National Association.

10.1	Registration Rights Agreement relating to the 2021 Notes, dated December 19, 2013, among NCR Corporation; NCR International, Inc., and Radiant Systems, Inc., as subsidiary guarantors; and J.P. Morgan Securities LLC, as representative of the initial purchasers.

10.2	Registration Rights Agreement relating to the 2023 Notes, dated December 19, 2013, among NCR Corporation; NCR International, Inc., and Radiant Systems, Inc., as subsidiary guarantors; and J.P. Morgan Securities LLC, as representative of the initial purchasers.